PURCHASE AND SALE AGREEMENT
                       ---------------------------


THIS AGREEMENT made and entered into as of the 6TH day of December, 1995 (the "Execution Date"), by and between JOHN HANCOCK PROPERTIES, LIMITED PARTNERSHIP, a Massachusetts limited partnership, having its principal place of business c/o The Real Estate Investment Group, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117 (hereinafter "Seller"), and UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, having an office address at 10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802 (hereinafter "Buyer");

                             WITNESSETH THAT:

   WHEREAS, Seller is the owner of the premises known as Fisherman's Village Apartments, an apartment complex containing 280 units located at 5800 Dolphin Drive, Orlando, Florida, together with all improvements thereon and appurtenances thereto belonging, and all tangible and intangible personal property owned by Seller and used in the rental, operation and maintenance of the Premises ("the Premises"), more particularly described on Exhibit A attached hereto and made a part hereof; and

   WHEREAS, Seller desires to sell and Buyer desires to purchase the Premises and, as applicable, deliver and acquire possession thereof in accordance with the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth the parties hereto mutually agree as follows:

   1. PURCHASE PRICE. The Premises are to be sold to Buyer for the sum of Nine Million Eight Hundred Thousand and No/100 dollars ($9,800,000.00) ("the Purchase Price"), which Buyer shall pay to Seller on the Date of Closing (hereinafter defined) (with a credit for the Deposit) by official bank cashier's check, or, at Seller's request, by wiring immediately available Federal funds to such bank account as may be designated by Seller.

   2. DEPOSIT. Buyer shall deposit with the Title Company (as hereinafter defined) the sum of $100,000.00 by official bank cashier's check simultaneously with the execution of this Agreement as a good faith deposit (hereinafter, said deposit and such interest as is earned thereon shall be referred to as "the Deposit"), which Deposit shall be disposed of in the manner herein provided. If Buyer and Seller perform all of their respective obligations under this Agreement, the Deposit shall either be applied against the Purchase Price or returned to Buyer as provided in Section 5 hereof. If Seller shall be unable to deliver title and possession, as hereinafter provided, or if Buyer shall fail to perform any of its obligations hereunder, the Deposit shall be disposed of in the manner provided in Section 17 hereof.

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   3.  DEED.  Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Buyer a special warranty deed, in form and substance satisfactory to Buyer and in compliance with local law and practice, conveying marketable title to the Premises subject to the encumbrances set forth on Exhibit C hereto and the following:.

        (a) All matters acceptable to Buyer in its sole discretion exercised pursuant to Section 5 hereof;

        (b) Rights of tenants in possession as tenants only, as set forth in Exhibit B; and

        (c) Real estate taxes and all installments of special assessments or levies not yet due and payable on the Date of Closing.

   4. CLOSING. Subject to the provisions of this Agreement, the Purchase Price shall be paid and the deed shall be delivered (the "Date of Closing" or the "Closing"), no later than the earlier to occur of: (1) five business days from the expiration of the Review Period (defined hereinafter); or (2) five business days from the date Buyer waives any right to further objections and terminates the Review Period . The Closing shall occur at the offices of a title insurance company designated by Buyer and acceptable to Seller ("the Title Company"), at 10 o'clock A.M., Boston time, unless otherwise agreed upon in writing. Buyer may advance the Date of Closing at any time by giving seven (7) business days advance written notice to Seller of an earlier Date of Closing. In no event shall the Closing occur later than January 18, 1996.

   5. BUYER'S REVIEW. Buyer shall have until noon, Boston time, on the thirtieth (30th) day following the Execution Date ("the Review Period")
   (a) to obtain and review a commitment for title insurance and a survey;
   (b) to make or have made such reasonable destructive and non-destructive inspections (including, without limitation, taking samples, drilling wells, and conducting any additional engineering tests, asbestos sampling, or environmental tests) as it desires of the Premises, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces and the compliance thereof with all environmental laws, rules and regulations; and (c) to review all of Seller's records, contracts, and leases relating to the Premises, with the exception of Seller's proprietary information. At Buyer's election, the Review Period may be terminated prior to the thirtieth (30th) day following the Execution Date. Seller hereby grants to Buyer a license to enter any and all of the Premises, subject to the rights of tenants (provided that Seller shall make reasonable efforts to allow Buyer to enter occupied units at Buyer's request, including by exercising its rights, if any, as landlord to enter units pursuant to leases), for the purpose of making such inspections, such license to be exercised reasonably so as not to interfere with Seller's operation of the Premises and to expire upon the Date of Closing or upon termination of this Agreement. All such inspections shall be conducted and reviewed at Buyer's sole cost and expense, except as otherwise expressly provided herein. If Buyer has any objection to any of the matters set out in (a), (b), or
   (c) of this section 5, it shall notify Seller in writing of such

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   objection on or before the end of the Review Period ("Notice of
   Objection"), or if Buyer determines, on or before the end of the Review Period, in its sole discretion, for any reason or for no reason, not to proceed to the Closing, it may notify Seller in writing, before the end of the Review Period, that it is terminating this Agreement ("Notice of Termination"), in which case the Deposit shall be refunded to Buyer, and thereafter neither party shall have any further obligation to the other by virtue of this Agreement. Any matters not objected to in writing as herein provided shall be deemed waived. Upon the expiration of the Review Period without objection, as provided herein, or upon Seller's cure of Buyer's objections, as provided in the following paragraph, or upon Buyer's actual or deemed notification to Seller that Buyer will proceed notwithstanding Seller's failure to cure Buyer's objections, as provided in the following paragraph, the Deposit will become nonrefundable, except in the case of Seller's default hereunder.

       If Buyer delivers to Seller Notice of Objection and Seller is unwilling or unable to correct to Buyer's satisfaction all defects to which Buyer has objected in the Notice of Objection within five (5) business days after receipt of Buyer's Notice of Objection ,Seller shall, at any time before the end of said five (5) day period, so notify Buyer, provided that if Seller fails to give such notice, Seller shall be deemed to have notified Buyer on the fifth (5th) day after receipt of Buyer's objection that Seller is unwilling or unable to cure all defects to which Buyer has objected. Buyer shall, within five (5) business days after Seller has given or is deemed to have given said notice, notify Seller that it shall either (i) waive said defect(s) and proceed to closing, as set out in section 4 hereof, or (ii) terminate this Agreement, provided that if Buyer fails to give such notice, Buyer shall be deemed to have notified Seller that it shall waive all defects and proceed to closing; and upon receipt of Notice of Termination the Deposit shall be promptly refunded to Buyer and this Agreement shall become null and void, and neither party shall be liable to the other for damages or otherwise, except as otherwise expressly provided herein.

   6. CONDITION OF PREMISES. Buyer and Seller agree that Buyer is acquiring the Premises and any related personal property in their "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, except the warranties of title contained in the Deed. Except as otherwise expressly set forth in this Agreement, neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the condition of the Premises or personal property, their fitness for any particular purpose, or their compliance with any laws, and Buyer is not aware of and does not rely upon any such representation to any other party. Buyer acknowledges that the Purchase Price might be higher if Buyer were not acquiring the Premises and personal property in "as is" condition.

       After its inspections are completed, Buyer shall restore the Premises and personal property to their condition prior to Buyer's inspections. Buyer agrees to indemnify Seller for all claims or damages arising out of Buyer's inspections, including, without

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
   limitation, claims for personal injury or property damage, and including all costs and attorneys' fees. The obligations in this paragraph shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to section 5, 10, or 17 hereof.

       Buyer hereby releases Seller and its agents, representatives, and employees from any and all claims, demands, and causes of action, past, present, and future, that Buyer may have relating to (i) the condition of the Premises and the personal property at any time, before or after the Date of Closing, including, without limitation, the presence of any hazardous substance, or (ii) any other matter pertaining to the Premises or the personal property. This release shall survive the Closing or the termination of this Agreement for any reason. This release shall not apply to those matters set forth in Section 7A hereof, to breaches of representations and warranties in Section 6A hereof, or to action brought by third parties in which Buyer seeks to make Seller liable as a third-party defendant or cross-defendant.

       Seller shall deliver possession to Buyer, subject to the matters set forth in section 3 hereof, not later than the Date of Closing, provided that Buyer has complied with its obligations to deliver the Purchase Price and to make the other deliveries and execute the other documents at the Closing provided for in this Agreement, and all the terms and conditions of this Agreement have been complied with. Seller until the Date of Closing shall maintain, repair (subject to section 10 hereof), manage, and operate the Premises in a businesslike manner in accordance with Seller's prior practices; shall comply with its contractual obligations as owner of the Premises; shall maintain the types and amounts of insurance that are in force on the date of execution hereof; and shall not dissipate the Premises, commit waste, or remove any material property therefrom, except in the ordinary course of business.

   6A. COVENANTS, REPRESENTATIONS, AND WARRANTIES. (a) Seller covenants, represents and warrants to Buyer as follows:

   (1) Seller shall make available to Buyer all of Seller's files and records for the Premises, and shall direct its on-site managers to make available to Buyer all of their files, which files Seller represents and warrants to be all of the information concerning the Premises in the possession or control of Seller, all with the exception of Seller's internal financial records. Seller has informed Buyer that Seller retains unrelated third parties as on-site managers for the Premises, and that Seller maintains no employees at any of the Premises.

   (2) Seller is a duly formed and validly existing entity with all requisite powers and all governmental authorizations to conduct its business and to enter into and perform its obligations hereunder. This Agreement has been duly authorized (subject to section 23 hereof), executed, and delivered by all necessary action on the part of Seller, constitutes the valid and binding agreement of Seller, and is enforceable in accordance with its terms.




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   (3)   The execution and delivery of and the performance by Seller of its obligations hereunder do not and will not contravene or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding upon Seller or result in the creation of any lien or other encumbrance on any asset of Seller.

   (4) The files and records produced by Seller pursuant to section 6A(1) hereof, including the environmental reports described in section 9 hereof, include all notices or information which Seller has received regarding the environmental condition of any of the Premises.

         (b)  Buyer represents and warrants to Seller as follows:

   (1) Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the Commonwealth of Virginia, and is (or will be prior to the Date of Closing) duly qualified to transact business in the jurisdiction in which the premises is located. Upon approval by Buyer's investment committee (as set forth in section 23 hereof), this Agreement will be duly authorized by all necessary corporate action on the part of Buyer. This Agreement duly executed and delivered by Buyer constitutes the valid and binding agreement of Buyer and is enforceable in accordance with this terms.

   (2) The execution and delivery of and the performance by Buyer of its obligations hereunder do not and will not contravene, or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding upon Buyer or result in the creation of any lien or other encumbrance on any asset of Buyer.

         (c) The representations and warranties in this Agreement shall survive the Date of Closing for a period of six months.

   7. ADJUSTMENTS AND PRORATIONS. All taxes (except income taxes), including, without limitation, real estate taxes and personal property taxes, collected rents, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts assumed by Buyer, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Premises (except insurance premiums) shall be prorated to the Date of Closing. For tenants whose rents are delinquent as of the Date of Closing, rents received after Closing shall be applied first to the month in which received, next to months including and after the Date of Closing (with a prorated payment to Seller for the month including the Date of Closing), and next to months preceding the Date of Closing (with payment to Seller). If the amount of taxes, assessments, or rents is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. If such taxes and assessment shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. Buyer shall be responsible for the payment of any

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   assessments or notice of assessments made after the date of execution hereof for any public improvement, provided Buyer takes tittle hereunder, unless any assessments are in arrears, in which event they shall be prorated. With respect to security and all other tenant deposits, if any, made by tenants on the Premises, Buyer shall receive credit therefor in the proration of rents. Any deposits on utilities paid by Seller shall be returned to Seller by the applicable utility provider. The foregoing provisions of this section shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Premises, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Premises owned by Seller, if any, at no additional cost to Buyer. All post-closing obligations in this paragraph (including without limitation obligations to reprorate, to refund payments of delinquent rent, and to refund shares of abatements) shall survive the Date of Closing for a period of three months, except all post closing obligations relating to tax bills shall survive for a period of three
   (3) months from Buyer's receipt of the tax bill.

       On the Date of Closing, Seller shall execute in favor of Buyer an assignment of leases, tenancies, and security and other tenant deposits. The assignment shall have attached thereto as an exhibit (and certified as accurate, as of the Date of Closing) a list of all tenants at the Premises, showing apartment number, beginning lease date, lease ending date, monthly rent, whether rent is current, and the amount of any security deposit made. Buyer shall thereupon assume, take over, and perform all leases and tenancies affecting the Premises, and Buyer shall execute an acceptance of assignment with respect to such leases, tenancies, security and other deposits. Buyer and Seller, or Seller's property manager, shall execute, for delivery to tenants, a form of notice of assignment.

       On or before the last day of the Review Period, Buyer may designate in writing to Seller maintenance and service contracts (which term shall include laundry leases) to be terminated, and Seller shall terminate all such contracts so designated, at no cost to Buyer, as of the Date of Closing, and Buyer shall not assume such contracts. On the Date of Closing, Seller shall execute in favor of Buyer assignments of all maintenance and service contracts that have not been so designated by Buyer for termination, and Buyer shall thereupon assume, take over, and perform all such maintenance and service contracts, and Buyer shall execute acceptance of assignment with respect to such maintenance and service contracts.

       On the Date of Closing, Seller shall execute in favor of Buyer an assignment of maintenance and service contracts that have not been designated by Buyer for termination, and Buyer shall thereupon assume, take over, and perform all maintenance and service contracts affecting the Premises that have not been designated by Buyer for termination, and Buyer shall execute an acceptance of assignment with respect to such maintenance and service contracts.





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       The assignments of leases and the assignments of maintenance and service contracts shall provide that Seller shall indemnify Buyer with regard to the owner's obligations and actions arising prior to the Date of Closing and Buyer shall indemnify Seller with regard to the owner's obligations and actions arising from and after the Date of Closing.

   7A. INDEMNITIES. (a) Buyer agrees that it will (using reputable and qualified counsel) indemnify, defend, protect and hold Seller harmless from and against all actions, claims, penalties, damages, and expense, including without limitation reasonable attorneys' fees, based upon or arising out of (i)(A) all matters relating to the operation of the Premises from and after the Date of Closing, and (B) any claim for personal injury or property damage based on any event occurring on or about the Premises from and after the Date of Closing, this subparagraph (a)(i) to survive the Date of Closing indefinitely, and
   (ii) the inaccuracy, breach, or default of any representation, warranty, covenant, or agreement that is made by Buyer in this Agreement, this subparagraph (a)(ii) to survive the Date of Closing for six months.

       (b) Seller agrees that it will (using reputable and qualified counsel) indemnify, defend, protect and hold Buyer harmless from and against all actions, claims, penalties, damages, and expense, including without limitation reasonable attorneys' fees, based upon or arising out of (i)(A) all matters relating to the operation of the Premises before the Date of Closing, (B) any claim for personal injury or property damage based on any event occurring on or about the Premises before the Date of Closing, and (C) all matters arising out of any maintenance and service contracts that are designated by Buyer for termination pursuant to Section 7, third paragraph, hereof, this subparagraph (b)(i) to survive the Date of Closing indefinitely, and
   (ii) the inaccuracy, breach, or default of any representation, warranty, covenant, or agreement that is made by Seller in this Agreement, this subparagraph (b)(ii) to survive the Date of Closing for six months.

   8. FURTHER DELIVERIES AT CLOSING. (a) On the Date of Closing, Seller shall deliver to Buyer the following further documents:

   (1) bills of sale, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to all tangible personal property, if any, owned by Seller and located upon the Premises;

   (2) assignments of any termite bonds or warranties, if any, and of any construction, personal property, or fixture or equipment warranties or guaranties in effect at any of the Premises that are in the possession or control of Seller, if any;

   (3) such other items, such as current rent rolls and standard mechanics' lien affidavits, as Buyer or the Title Company may reasonably request;

   (4) certificates recertifying to Buyer that the representations and warranties set forth in Section 6A(a) hereof are true and correct as of the Date of Closing; and


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   (5)  an affidavit stating Buyer's right to audit Seller's books and records relating to the Premises, at Buyer's sole expense, at a time reasonably convenient to Seller, but before March 31, 1996, if Buyer is advised by its legal counsel to obtain an audit to submit to the Securities and Exchange Commission or any other regulatory body.

   9. COSTS. Buyer shall pay the costs of its survey, the costs of its inspections and Buyer's attorneys' fees. Seller shall pay all real estate transfer taxes, the cost of Buyer's title insurance premium for a standard owner's policy , and the Broker's commission, but only if, as, and when the transaction contemplated hereby is fully consummated and the deed is recorded and the full consideration therefor has been received by Seller. Seller shall provide to Buyer, at no cost to Buyer, copies of the most current environmental reports that Seller has received for the Premises; Buyer shall pay for any update of such reports it desires.

   10. CASUALTY OR CONDEMNATION. Until the Date of Closing, all risk of any loss or damage to all or part of any of the Premises, including eminent domain, shall be and remain of Seller. In the event that prior to the Date of Closing either the improvements on the Premises are damaged or destroyed, in whole or in part, by fire or other cause, or any portion of the Premises becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power of eminent domain, then either (a) the parties shall proceed with the transaction contemplated herein, in which event Buyer shall be entitled to receive any insurance or condemnation proceeds, or (b) in the event such damage, destruction, or condemnation involves, in the reasonable estimation of Seller, a loss in an amount in excess of one hundred thousand dollars ($100,000), or loss of all or a material portion of access to the Premises, or a loss which would unreasonably interfere with the use of any of the Premises as a residential apartment complex, Buyer, at its option, may terminate this Agreement by notice to the Seller within ten (10) days of Buyer's receipt of Seller's notice of such damage or proceeding, in which case the Deposit shall be refunded, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Agreement, except as otherwise expressly provided herein.

   11. INSURANCE. Seller shall not be obligated to assign to Buyer any fire, hazard, or liability insurance policies which it holds respecting the Premises, and Seller shall have the right to any and all refunds or rebates resulting from the termination of such policies.

   12A. BROKER'S COMMISSION. Seller hereby warrants and represents to the Buyer that it has dealt with no broker or finder in connection with this transaction except Pizzuti Realty Inc. ("the Seller's Broker"), whose commission shall be paid for by Seller. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder's fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby. The obligations in this section shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to section 5, 10, or 17 hereof.

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   12B.  Buyer hereby warrants and represents to the Seller that it has dealt with no broker or finder in connection with this transaction except the Seller's Broker. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage or finder's fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Buyer in connection with this Agreement or the consummation of the transaction contemplated hereby. The obligations in this section shall survive the Closing or the termination of this Agreement for any reasons, including without limitation pursuant to section 5, 10, or 17 hereof.

   13. SELLER'S PERFORMANCE. The acceptance of the said deed and bill of sale by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained and expressed, except such as are, by the terms hereof, to be performed after the delivery of said instruments and as to such provisions that are to survive the Date of Closing.

   14. RECORDING PROHIBITED. This Agreement shall not be recorded with Orange County Records or in any other office or place of public record. If Buyer shall record this Agreement or cause or permit the same to be recorded, Seller may, at its option, elect to treat such act as a default by Buyer under this Agreement.

   15. CLOSING DOCUMENTS. Each party shall deliver to the other party or the Title Company such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request.

   16. NON-FOREIGN CERTIFICATE. On the Date of Closing, Seller shall deliver to Buyer a certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder).

   17. REMEDIES. Except as set forth below, if Seller materially defaults under this Agreement, Buyer's sole remedy, at law or in equity, shall be one of either (a)(1) the return of the Deposit to Buyer, and (2) the payment by Seller to Buyer of Buyer's actual third-party costs, up to a maximum of $20,000.00, whereupon the obligations of Seller under this Agreement shall terminate; or (b) the right to obtain specific performance of Seller's obligation to convey the Premises pursuant to this Agreement, provided that in no event shall Seller be obliged to cure defects objected to by Buyer pursuant to section 5 hereof. In no event shall any officer, director, employee, agent, or representative of Seller have any personal liability in connection with this Agreement or transaction. Notwithstanding the foregoing, if this Agreement is terminated as a result of the failure of Seller's internal committees to approve this sale, Seller shall reimburse Buyer for Buyer's actual third-party costs incurred by Buyer during the Review Period upon submission to Seller of paid invoices for such costs, but in no event shall such reimbursement exceed more than the aggregate amount of $20,000.00.

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       Seller and Buyer agree that if Buyer materially defaults under this
   Agreement, before or on the Date of Closing, the damages Seller would sustain would be difficult if not impossible to ascertain; therefore the parties agree that the sole remedy of Seller shall be to retain the Deposit, which sum the parties fix and settle as liquidated damages for such default of Buyer. Nothing in this paragraph shall limit the express provisions of this Agreement obligating Buyer to indemnify Seller or to restore the Premises, including without limitation sections 6 and 12 hereof.

   18. ASSIGNMENT. This Agreement may not be assigned by Buyer without the express written consent of Seller, which consent Seller may in its sole discretion withhold, except that Buyer may, without Seller's consent, assign this Agreement to a limited partnership of which Buyer (or a principal of Buyer) or any parent or any wholly owned subsidiary of Buyer are the sole general partners. No such assignment shall operate to relieve Buyer from any obligation hereunder.

   19. WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

   20.  TIME.  It is agreed that time is of the essence of this Agreement.

   21. GOVERNING LAW. This Agreement shall be construed under the laws of the state in which the Premises are located.

   22. NOTICES. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address indicated below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

       To Seller:       c/o The Real Estate Investment Group
                         John Hancock Place
                         P.O. Box 111
                         Boston, MA  02117
                         Re:  File No.
                         Attention: John Garrison
                         Fax No.:  (617) 572-3860 or 3866

       With Copy To:    John Hancock Mutual Life Insurance Company
                         Law Department (T-50)
                         John Hancock Place, P. O. Box 111
                         Boston, MA  02117
                         Re:  Matter No. 6407
                         Attention: Roslyn Poznansky
                         Fax No.:  (617) 572-9268 or 9269

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
       To Buyer:        Mr. Milton A. Scott, Jr.
                         United Dominion Realty Trust, Inc.
                         10 South Sixth Street
                         Richmond, Virginia 23219
                         Fax No.: (804) 643-1465

       With Copy To:    Barrie B. Bowers, Esq.
                         United Dominion Realty Trust, Inc.
                         10 South Sixth Street
                         Richmond, Virginia  23219
                         Fax No.:(804) 788-4607

   23. APPROVALS. Each party acknowledges that the other's obligations under this Agreement are conditioned upon the approval of this transaction by that other party's internal committees. If on or before December 15, 1995, each party does not notify the other in writing that such approval has been granted, such approval shall be deemed denied, and the Deposit shall be refunded to Buyer and this Agreement shall terminate, and neither party shall be liable to the other for damages or otherwise except as otherwise expressly provided herein.

   24. CONFIDENTIALITY. Buyer shall not disclose the financial and economic terms and conditions of the transaction contemplated herein except as may be necessary in Buyer's ordinary course of business. All press releases or other dissemination of information to the media, or responses to requests from the media, for information relating to the transaction contemplated herein shall be subject to the prior written approval of Seller, which shall not be unreasonably withheld or delayed. The obligations in this paragraph shall survive the termination of this Agreement for any reason.

       Seller shall not disclose the terms of this Agreement to any party. All press releases or other dissemination of information to the media, or responses to requests from the media, for information relating to the transaction contemplated herein shall be subject to the prior written approval of Buyer, which shall not be unreasonably withheld or delayed. The obligations of this paragraph shall survive the Closing or termination of this Agreement for any reason.

   25. COUNTERPARTS. To facilitate execution, this Agreement may be executed in two counterparts. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

   25A. LIKE-KIND EXCHANGE. Buyer reserves the right to assign its rights under this Agreement (but without release of its obligations hereunder) to a third party who may purchase and thereafter exchange any or all of the Premises. In accordance with the provisions of
   Section 1031 of the Internal Revenue Code of 1986. Such exchanges shall be accomplished at no additional expense to Seller, and Buyer agrees to indemnify Seller against any claims or liabilities resulting solely from structuring the transaction as an exchange rather than a direct purchase; this indemnification shall survive the Date of Closing indefinitely.


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
   26. ENTIRE AGREEMENT. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

   27. RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. Nothing contained herein shall constitute a waiver by Buyer of its right to terminate this Agreement during the Review Period because of the presence of radon gas on the Premises.











































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

   IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


                              SELLER:

                              JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP
                              BY: Its managing general partner,
                              JOHN HANCOCK REALTY EQUITIES, INC.

                              BY:  KEVIN McGUIRE
                                   --------------------------------
                                   Kevin McGuire,
                                   -------------,
                                     (name)

                              BUYER:

                              UNITED DOMINION REALTY TRUST, INC.

                              BY:  RICHARD B. CHESS
                                   --------------------------------
                                   Richard B. Chess, Vice President
                                   ----------------, --------------
                                      (name)             (title)































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